EXHIBIT 10.27

AMENDMENT TO REAL ESTATE DEED OF TRUST

The following is an Amendment to the Deed of Trust dated February 22, 2005 and filed February 24, 2005 at Instrument No. 200500258 in the Register of Deeds office of Pierce County, Nebraska, wherein Husker Ag, LLC is the Trustor and Union Bank and Trust Company is the Trustee and Union Bank and Trust Company and Midwest Bank, N.A. are the Beneficiaries, relating to the real estate described in Exhibit “A”, attached hereto.

The Trustor, Husker Ag, LLC, the Trustee, Union Bank and Trust Company and the Beneficiaries under the foregoing Deed of Trust, Union Bank and Trust Company and Midwest Bank, N.A., hereby agree to the Amendment to the Deed of Trust filed February 24, 2005 at Instrument No. 200500258 as follows:

1.	The sole Beneficiary shall be Union Bank and Trust Company.

2.	Paragraph 3 of the Deed of Trust is replaced and is amended to read as follows:

3.	MAXIMUM OBLIGATION LIMIT. The total principal amount of the Secured Debt (hereafter defined) secured by this Deed of Trust at any one time shall not exceed $105,000,000. This limitation of amount does not include interest, loan charges, commitment fees, brokerage commissions, attorneys’ fees and other charges validly made pursuant to this Deed of Trust and does not apply to advances (or interest accrued on such advances) made under the terms of this Deed of Trust to protect Beneficiary security and to perform any of the covenants contained in this Deed of Trust. Future advances are contemplated and, along with other future obligations, are secured by this Deed of Trust even though all or part may not yet be advanced. Nothing in this Deed of Trust, however, shall constitute a commitment to make additional or future loans or advances in any amount. Any such commitment would need to be agreed to in a separate writing.

3.	Paragraph 4 of the Deed of Trust is replaced and is amended to read as follows:

4.	SECURED DEBT DEFINED. The term “Secured Debt” includes, but is not limited to, the following:

A.	The promissory note(s), contract(s), guaranty(s) or other evidence of debt described below and all extensions, renewals, modifications or substitutions (Evidence of Debt). Variable Rate Promissory Note dated February 22, 2005 in the amount of $10,000,000 and maturing on February 22, 2012 from Union Bank and Trust Company; and Fixed Rate Promissory Note dated January 4, 2006, in the amount of $4,500,000 and maturing on January 4, 2011 from Union Bank and Trust Company; and Variable Rate Promissory Note dated May 23, 2006 in the amount of $5,000,000 and maturing on April 30, 2007 from Union Bank and Trust Company; and a Promissory Note from Union Bank and Trust Company in the amount of $25,000,000, dated January 5, 2007 and maturing on February 15, 2008; and a Promissory Note from Union Bank and Trust Company in the amount of $10,000,000 dated January 5, 2007 and maturing on June 1, 2018.

B.	All future advances from Beneficiary to Trustor or other future obligations of Trustor to Beneficiary under any promissory note, contract, guaranty, or other evidence of debt existing now or

C.	executed after this Deed of Trust whether or not this Deed of Trust is specifically referred to in the evidence of debt.

D.	All obligations Trustor owes to Beneficiary, which now exist or may later arise including, but not limited to, liabilities for overdrafts relating to any deposit account agreement between Trustor and Beneficiary.

E.	All additional sums advanced and expenses incurred by Beneficiary for insuring, preserving or otherwise protecting the Property and its value and any other sums advanced and expenses incurred by Beneficiary under the terms of this Deed of Trust, plus interest at the highest rate in effect, from time to time, as provided in the Evidence of Debt.

F.	Trustor’s performance under the terms of any instrument evidencing a debt by Trustor to Beneficiary and any Deed of Trust securing, guarantying, or otherwise relating to the debt.

If more than one person signs this Deed of Trust as Trustor, each Trustor agrees that this Deed of Trust will secure all future advances and future obligations described above that are given to or incurred by one or more Trustor, or any one or more Trustor and others.

4.	Paragraph 28 is amended by adding the following to the end of that paragraph.

28. ☒	The Amended Deed of Trust secures an obligation incurred for the construction of an improvement on the Property.

The rest of paragraph 28 in the Deed of Trust remains unchanged.

5.	Paragraph 29, subparagraph “Additional Terms”, is replaced and amended to read as follows:

29. ☒	Additional Terms. The right to cure provisions set forth in the Loan Agreement between the parties, in addition to the statutory rights to cure regarding deeds of trust in Nebraska, and the Credit Agreement dated January 5, 2007, are applicable to this document.

6.	In all other respects, except as herein specifically amended, the terms and conditions of the Deed of Trust filed on February 24, 2005, as referenced above, remain unchanged.

SIGNATURES: By signing below, Trustor, Trustee and Beneficiaries agree to the terms and covenants contained in this Amendment to Real Estate Deed of Trust and any attachment. Trustor acknowledges receipt of a copy of this Amendment to Deed of Trust before signing.

Dated: January 5, 2007	HUSKER AG, LLC, Trustor

	By:	/s/ Mike Kinney
Mike Kinney, Chairman

	By:	/s/ Kent Friedrich
Kent Friedrich, Vice Chairman

By:
Leonard Wostrel, Secretary

	By:	Robert Brummels
Robert Brummels, Treasurer

UNION BANK AND TRUST COMPANY, Trustee

By:	/s/ Joe Rohach
Joe Rohach, Executive Vice President

UNION BANK AND TRUST COMPANY, Beneficiary

By:	/s/ Joe Rohach
Joe Rohach, Executive Vice President

MIDWEST BANK, N.A., Former Beneficiary

By:

STATE OF NEBRASKA	)
	)	ss.
COUNTY OF LANCASTER	)

This instrument was acknowledged before me this 5th day of January, 2007, by Mike Kinney, Chairman of Husker Ag, LLC, a Nebraska limited liability company on behalf of Husker Ag, LLC.

{SEAL}	/s/ Colbi L. Schuster
Notary Public

STATE OF NEBRASKA	)
	)	ss.
COUNTY OF LANCASTER	)

This instrument was acknowledged before me this 5th day of January, 2007, by Kent Friedrich, Vice Chairman of Husker Ag, LLC, a Nebraska limited liability company on behalf of Husker Ag, LLC.

/s/ Colbi L. Schuster
{SEAL}	Notary Public

STATE OF NEBRASKA	)
	)	ss.
COUNTY OF	)

This instrument was acknowledged before me this _____ day of January, 2007, by Leonard Wostrel, Secretary of Husker Ag, LLC, a Nebraska limited liability company on behalf of Husker Ag, LLC.

Notary Public

STATE OF NEBRASKA	)
	)	ss.
COUNTY OF LANCASTER	)

This instrument was acknowledged before me this 5th day of January, 2007, by Robert Brummels, Treasurer of Husker Ag, LLC, a Nebraska limited liability company on behalf of Husker Ag, LLC.

{SEAL}	/s/ Colbi L. Schuster
Notary Public